Exhibit 4.6

See Reverse for Restrictive Legend

PREFERRED SERIES B
CONVERTIBLE 4% STOCK

DPB 3128

THIS CERTIFICATE IS TRANSFERABLE
IN SOUTH ST. PAUL, MN

DANA

DANA HOLDING CORPORATION

INCORPORATED UNDER THE LAWS OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 235825 50 2

THIS CERTIFIES THAT

Specimen

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES, OF THE PAR VALUE OF $0.01 EACH, OF THE PREFERRED SERIES B CONVERTIBLE 4% STOCK OF

Dana Holding Corporation (hereinafter referred to as the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Restated Certificate of Incorporation, as amended, of the Corporation (a copy of which is on file at the office of the Corporation), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of the duly authorized officers of the Corporation.

Dated:

SECRETARY

DANA HOLDING CORPORATE SEAL 2007 DELAWARE CORPORATION

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.
TRANSFER AGENT AND REGISTRAR
BY:
AUTHORIZED SIGNATURE

© SECURITY-COLUMBIAN UNITED STATES BANKNOTE COMPANY 1960

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS CONTAINED IN THE RESTATED CERTIFICATE OF INCORPORATION RELATING TO SUCH SHARES, A COPY OF THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE’ WITH THE PROVISIONS OF SUCH RESTATED CERTIFICATE OF INCORPORATION. THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1333 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE Upon request, Dana Holding Corporation will furnish to any stockholder without charge a full statement of the powers, designations, preferences and rights of each class or series of stock of Dana Holding Corporation and the qualifications, limitations or restrictions on such preferences and/or rights. Such requests should be addressed to the Secretary of Dana Holding Corporation, Toledo, Ohio or to the transfer agent named on the face hereof. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF TRF MIN ACT-___Custodian (until age ) TEN ENT — as tenants by the entireties under Uniform Transfers IT TEN — as joint tenants with right of ‘ “ A J ‘ . , . , b to Minors Act survivorship and not as tenants (State) in common Additional abbreviations may also be used though not in the above list. For Value Received, . ___.hereby sell, assign and transfer i PLEASE INSERT SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) -Shares of the preferred stock represented by the within Certificate, and do hereby irrevocably constitute and appoint . . . . Atto r n ey to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated ___.Signature(s) Guaranteed:
NOT SPP — THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF ilU i iv>C. THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENTOR ANY CHANGE WHATEVER. ~S.CONTBy ___THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.